Exhibit 10.48

Responsible Entity CPT Manager Limited ABN 37 054 494 307	Centro Properties Group	Centro Properties Limited ABN 45 078 590 682 Centro Property Trust ARSN 091 043 793

Important Notice:

This Application must be completed and submitted to Centro Properties Limited by no later than 5.00 pm Pacific Coast Time on July 20, 2007

Centro Properties Limited (ABN 45 078 590 682)
Centro Executive Option Plan
APPLICATION FOR OPTIONS

To:          The Directors,
Centro Properties Limited
Fax #: +61 3 9803 1112

I, whose name and address appear below, apply on the terms of the Centro Executive Option Plan (as referred to in the invitation dated July 9, 2007 and the Plan Rules) for Options from Centro Properties Limited (“Centro”) to acquire a Stapled Security in Centro Properties Group.

If the Options for which I apply are granted to me, I agree to be bound by the terms and conditions of the invitation (as the same may be varied from time to time pursuant to the Plan Rules).  I also agree to be bound by the constitution of Centro Properties Limited and the trust deed of Centro Properties Trust should Stapled Securities be issued to me upon exercise of an Option.

I acknowledge that Centro and Centro Properties Group may use the personal information collected from me to perform their obligations under the Plan.  I authorize Centro and Centro Properties Group to disclose this information to others (including to its related parties and agents), for the purposes of performing its duties under the Plan (including the transfer of this information outside my home country as required).  Centro will provide me with access to this information if I contact Centro at the above address, and I can correct this information if it is inaccurate, incomplete or out of date.

I acknowledge that by making this application I agree to the operation of the Foreign Exchange Adjustment in respect of my Options grant.

I acknowledge that, pursuant to the Plan Rules, Centro retains the discretion to refuse to accept my application.

I acknowledge that this invitation, and any subsequent invitation made under the Plan, is being made by Centro Properties Group at the request of my employer as the Long Term Incentive component of my compensation package and is in line with any contractual obligations with my employer associated covering Long Term Incentives.

Number of Options applied for	(time vesting)
Number of Options applied for	(performance vesting)

Mr, Mrs, Miss, Ms	Surname	Given Names (Do not use initials for first two)

Address

		Zipcode

Signature		Dated	2007